Exhibit 10.8.1

JOINDER

This JOINDER (this “Joinder”) is executed this 16th day of December 2019, by OMH (ML), L.P., a Delaware limited partnership (“OMH (ML)”), and V-OMH (ML) II, L.P., a Delaware limited partnership (“V-OMH (ML) II”), and together with OMH (ML), each a “Transferee” and together the “Transferees”), pursuant to the terms of that certain Amended and Restated Stockholders Agreement, by and between OneMain Holdings, Inc., a Delaware corporation (the “Company”), and OMH Holdings, L.P., a Delaware limited partnership (the “Transferor”), dated as of June 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time in accordance therewith, the “Stockholders Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Statement of Purpose

WHEREAS, the Company and the Transferor entered into the Stockholders Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights and obligations, with respect to the Company and Company Securities then or thereafter owned by the Transferor and its Permitted Transferees;

WHEREAS, pursuant to Section 2.01 of the Stockholders Agreement, a Permitted Transferee shall become a Stockholder under the Stockholders Agreement, without any further action by the Company, following a transfer by a Stockholder of Company Securities to such Permitted Transferee upon the execution by such Permitted Transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of the Stockholders Agreement (including the provisions of Article 4 with respect to the Company Securities being transferred to such transferee);

WHEREAS, the Transferor has transferred to the Transferees collectively all of the shares of the Company’s common stock (“Common Stock”) previously owned by Transferor;

WHEREAS, in connection with the transfer of the Common Stock from the Transferor to the Transferees, each of the Transferees will execute an irrevocable proxy appointing Transferor as its attorney-in-fact to vote all of the Common Stock at any meeting of the Company and to otherwise exercise all voting and/or consent rights with respect to the Common Stock;

WHEREAS, the each of the Transferees, as an Affiliate of the Transferor, is a Permitted Transferee of the Transferor under the Stockholders Agreement; and

WHEREAS, in accordance with Section 2.01 of the Stockholders Agreement, each of the Transferees desires to execute this Joinder to become a Stockholder under the Stockholders Agreement.

NOW, THEREFORE, the Transferees acknowledge and agree as follows:

1. Each of the Transferees has received and read the Stockholders Agreement and acknowledge that the Transferees are collectively acquiring 54,937,500 shares of Common Stock (the “Transferred Shares”) as set forth on Exhibit A, subject to the terms and conditions of the Stockholders Agreement. The Transferred Shares represent the entirety of the Common Stock formerly held by the Transferor. Each of the Transferees hereby accepts the Transferred Shares and assumes and agrees to perform and discharge all of the duties and obligations of a Stockholder under the Stockholders Agreement with respect to the Transferred Shares and any additional shares of Common Stock hereafter acquired by the Transferees.

2. The Transferees hereby agree that the Transferees, and the Transferred Shares acquired or to be acquired by the Transferees, are bound by, and subject to, all of the terms and conditions of the Stockholders Agreement, and the Transferees hereby join in, and agree to be bound by, and shall have the benefit of, and shall be subject to all obligations under, all of the terms and conditions of the Stockholders Agreement (including, for the avoidance of doubt, Sections 3.01, 3.02 and 3.03 of the Stockholders Agreement, in accordance with Section 6.07 of the Stockholders Agreement) to the same extent as if the Transferees were original parties to the Stockholders Agreement. This Joinder Agreement shall be attached to and become a part of the Stockholders Agreement.

3. Any written notice required by the Stockholders Agreement shall be given to each Transferee at the address listed beneath such Transferee’s signature below.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date first written above.

OMH (ML), L.P.
By: OMH (ML) GP, LLC, its general partner
By: OMH Holdings, L.P., its sole member,
By: Apollo Uniform GP, LLC, its general partner

Signature: /s/ William B. Kuesel
Print Name: William B. Kuesel
Print Title: Vice President & Assistant Secretary

Address:

c/o Apollo Management VIII, L.P.
9 West 57th Street, 43rd Floor
New York, New York 10019
Email: mmichelini@apollo.com; bkuesel@apollo.com
Attention: Matthew Michelini; William B. Kuesel

V-OMH (ML) II, L.P.
By: V-OMH (ML) GP II, LLC, its general partner
By: OMH Holdings, L.P., its sole member,
By: Apollo Uniform GP, LLC, its general partner

Signature: /s/ Aneek Mamik
Print Name: Aneek Mamik
Print Title: Vice President

Address:

Värde Partners, Inc.
901 Marquette Avenue S., Suite 3300
Minneapolis, MN 55402
Email: legalnotices@varde.com
Attention: Legal Department

and

510 Madison Avenue
12th Floor, Suite B
New York, NY 10022
Email: amamik@varde.com
Attention: Aneek Mamik

[Signature Page to Joinder to Stockholders Agreement]

Exhibit A

Transferred Shares

Transferee	Number of Shares
OMH (ML), L.P.	43,581,932.00
V-OMH (ML) II, L.P.	11,355,568.00

[Signature Page to Joinder to Stockholders Agreement]